Exhibit 99.1

NYSE:BLD

A leading installer and specialty distributor of insulation and related building material products to the construction industry in the United States and Canada

TopBuild Reports First Quarter Results,
Raises 2024 Outlook and
Announces $1B Share Repurchase Authorization

First quarter sales grow 1.1% to $1.3 billion

Gross margin expands 100 basis points to 30.3%

Adjusted EBITDA margin expands 100 basis points to 19.8%

First Quarter Financial Highlights

(comparisons are to the quarter ended March 31, 2023)

3 Months Ended 3/31/24	Reported	Change

“We are proud of our first quarter results, which reflect the strength of our business, our ongoing drive to improve, and the hard work of our team.

“We continue to focus on growing the business – both organically and through M&A – and delivering operational improvements, as evidenced by the 100 basis point expansion in our first quarter adjusted EBITDA margin year over year.”

ROBERT BUCK, PRESIDENT & CEO, TOPBUILD

Sales	$1,278,717	1.1%
Gross Margin	30.3%	100 bps
SG&A as % of revenue	13.5%	0 bps
Operating Profit	$214,508	7.6%
Operating Margin	16.8%	100 bps
Net Income	$152,381	12.2%
Net Income per diluted share	$4.79	11.9%

3 Months Ended 3/31/24	Adjusted	Change
Sales	$1,278,717	1.1%
Gross Margin	30.3%	100 bps
SG&A as % of revenue	13.5%	30 bps
Operating Profit	$214,434	5.6%
Operating Margin	16.8%	70 bps
Net Income	$153,122	10.7%
Net Income per diluted share	$4.81	10.3%
EBITDA	$253,818	6.5%
EBITDA Margin	19.8%	100 bps

NYSE:BLD	May 7, 2024	topbuild.com

Operating Segment Highlights ($ in 000s)

(comparisons are to the period ended March 31, 2023)

Installation	3 Months Ended 3/31/24	Specialty Distribution	3 Months Ended 3/31/24
Sales	$798,743	Sales	$545,794
Change		Change
Volume	0.3%	Volume	(4.2)%
Price	1.2%	Price	1.5%
M&A	3.5%	M&A	0.4%
Dispositions	(0.9)%	Dispositions	0.0%
Total Change	4.1%	Total Change	(2.3)%
Operating Margin	19.6%	Operating Margin	14.2%
Change	50 bps	Change	110 bps
Adj. Operating Margin	19.6%	Adj. Operating Margin	14.1%
Change	40 bps	Change	90 bps
Adj. EBITDA Margin	22.0%	Adj. EBITDA Margin	16.9%
Change	60 bps	Change	110 bps

Capital Allocation

2024 Acquisitions

Year to date, the Company has announced the acquisition of five insulation companies which are expected to generate approximately $68 million in annual revenue.  They are listed in the chart below.

“We are extremely disciplined regarding capital allocation. We will continue to prioritize reinvesting our free cash flow to make acquisitions and drive increased shareholder value.

“With a total addressable market of more than $18 billion across our highly fragmented end markets, we are actively evaluating a strong pipeline of opportunities. Year-to-date, we have announced five acquisitions totaling approximately $68 million in annual revenue.

“Our new repurchase authorization demonstrates management and our Board of Directors’ continued confidence in and support of our long-term strategy and the importance of returning capital to shareholders.”

ROBERT BUCK, PRESIDENT & CEO, TOPBUILD

	TTM Revenue
Company	($ millions)	Month
Brabble Insulation (I)	$5.2	February
Morris Black & Sons (I)	$3.8	March
Pest Control Insulation (D)	$25.4	March
Green Space Insulation (I)	$6.0	April
Insulation Works (I)	$28.0	May
Total	$68.4
I=Installation, D=Specialty Distribution

New Share Repurchase Authorization

TopBuild also announced today that its Board of Directors authorized the repurchase of up to $1.0 billion of the Company’s outstanding common stock. The new authorization is in addition to the $154.0 million remaining from the prior authorization, bringing the total availability for share repurchases to $1.15 billion.

NYSE:BLD	May 7, 2024	topbuild.com

2024 Outlook[1] The Company’s raised its outlook for 2024 in light of strong profitability in the first quarter and to incorporate the acquisitions completed to date in 2024.

“We are confident in our ability to continue delivering strong performance in 2024. Our unique business model, our commitment to driving shareholder value, and our ability to successfully navigate changes in the macro environment position us extremely well for the long term.”

ROBERT BUCK, PRESIDENT & CEO, TOPBUILD

2024	Low	High
Sales	$ 5,400	$ 5,600
Adjusted EBITDA*	$ 1,065	$ 1,155
*See table for Adjusted EBITDA reconciliation.

1 This outlook reflects management’s current view of present and future market conditions and is based on assumptions such as housing starts, general and administrative expenses, and interest rates.  These targets do not include any effects related to potential acquisitions or divestitures that may occur after the date of this press release.  A reconciliation of non-GAAP targets to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, the costs and expenses that may be incurred in the future and therefore, cannot be reasonably predicted. The effect of these excluded items may be significant.  Factors that could cause actual long-term results to differ materially from TopBuild’s current expectations are discussed below and are also detailed in the Company’s most recent Annual Report on Form 10-K and subsequent SEC reports.

Conference Call

A conference call to discuss first quarter 2024 financial results is scheduled for today, Tuesday, May 7, at 9:00 a.m. Eastern Time.  The call may be accessed by dialing (877) 407-9037.  The conference call will be webcast simultaneously on the Company’s website at www.topbuild.com.  In addition, a copy of management’s formal remarks and a presentation will be available immediately prior to the conference call on www.topbuild.com.

About TopBuild

TopBuild Corp., headquartered in Daytona Beach, Florida, is a leading installer and specialty distributor of insulation and related building material products to the construction industry in the United States and Canada.  We provide insulation installation services nationwide through our Installation segment which has approximately 240 branches located across the United States. We distribute building and mechanical insulation, insulation accessories and other building product materials for the residential, commercial, and industrial end markets through our Specialty Distribution business.  Our Specialty Distribution network encompasses approximately 170 branches.  To learn more about TopBuild please visit our website at www.topbuild.com.

Use of Non-GAAP Financial Measures

Adjusted EBITDA, incremental EBITDA margin, adjusted EBITDA margin, the “adjusted” financial measures presented above, and figures presented on a “same branch basis” are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).  The Company believes that these non-GAAP financial measures, which are used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. We define same branch sales as sales from branches in operation for at least 12 full calendar months.  Such non-GAAP financial measures are reconciled to their closest GAAP financial measures in tables contained in this press release.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under GAAP.  Additional information may be found in the Company’s filings with the Securities and Exchange Commission which are available on TopBuild’s website under “SEC Filings” at www.topbuild.com.

NYSE:BLD	May 7, 2024	topbuild.com

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act.  These forward-looking statements may address, among other things, our expected financial and operational results, the related assumptions underlying our expected results, and our plan to repurchase our common stock under stock repurchase transactions. These forward-looking statements can be identified by words such as “will,” “would,” “anticipate,” “expect,” “believe,” “designed,” “plan,” “may,” “project,” “estimate” or “intend,” the negative of these terms, and similar references to future periods.  These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements.  Our forward-looking statements contained herein speak only as of the date of this press release.  Factors or events that we cannot predict, including those described in the risk factors contained in our filings with the Securities and Exchange Commission, may cause our actual results to differ from those expressed in forward-looking statements.  Although TopBuild believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be achieved and it undertakes no obligation to update any forward-looking statements as a result of new information, future events, or otherwise, except as required by applicable law.

Investor Relations and Media Contact

PI Aquino

pi.aquino@topbuild.com
386-763-8801

(tables follow)

NYSE:BLD	May 7, 2024	topbuild.com

TopBuild Corp.

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per common share amounts)

	Three Months Ended March 31,
	2024	2023
Net sales	$1,278,717	$1,265,238
Cost of sales	891,567	895,023
Gross profit	387,150	370,215

Selling, general, and administrative expense	172,642	170,784
Operating profit	214,508	199,431

Other income (expense), net:
Interest expense	(18,795)	(18,039)
Other, net	11,282	1,923
Other expense, net	(7,513)	(16,116)
Income before income taxes	206,995	183,315

Income tax expense	(54,614)	(47,445)
Net income	$152,381	$135,870

Net income per common share:
Basic	$4.82	$4.31
Diluted	$4.79	$4.28

Weighted average shares outstanding:
Basic	31,641,454	31,550,658
Diluted	31,843,818	31,713,239

NYSE:BLD	May 7, 2024	topbuild.com

TopBuild Corp.

Condensed Consolidated Statements of Comprehensive Income (Unaudited)

(in thousands)

	Three Months Ended March 31,
	2024	2023
Net income	$152,381	$135,870
Other comprehensive (loss) income:
Foreign currency translation adjustment	(4,092)	1,753
Comprehensive income	$148,289	$137,623

NYSE:BLD	May 7, 2024	topbuild.com

TopBuild Corp.

Condensed Consolidated Balance Sheets and Other Financial Data (Unaudited)

(dollars in thousands)

	As of
	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$968,809	$848,565
Receivables, net of an allowance for credit losses of $22,398 at March 31, 2024, and $23,948 at December 31, 2023	829,221	799,009
Inventories	375,056	364,731
Prepaid expenses and other current assets	29,376	36,939
Total current assets	2,202,462	2,049,244

Right of use assets	201,392	204,629
Property and equipment, net	266,422	264,487
Goodwill	2,052,319	2,042,568
Other intangible assets, net	578,335	591,058
Other assets	9,522	10,865
Total assets	$5,310,452	$5,162,851

LIABILITIES
Current liabilities:
Accounts payable	$467,863	$469,585
Current portion of long-term debt	46,230	47,039
Accrued liabilities	201,402	187,217
Short-term operating lease liabilities	67,041	65,780
Short-term finance lease liabilities	1,829	1,917
Total current liabilities	784,365	771,538

Long-term debt	1,362,498	1,373,028
Deferred tax liabilities, net	243,622	243,930
Long-term portion of insurance reserves	60,179	58,783
Long-term operating lease liabilities	142,552	146,213
Long-term finance lease liabilities	3,716	4,150
Other liabilities	1,487	1,554
Total liabilities	2,598,419	2,599,196

EQUITY	2,712,033	2,563,655
Total liabilities and equity	$5,310,452	$5,162,851

	As of March 31,
	2024	2023
Other Financial Data
Receivable days	52	52
Inventory days	38	43
Accounts payable days	62	60
Receivables, net plus inventories less accounts payable	$736,414	$805,225
Receivables, net plus inventories less accounts payable as a percent of sales (TTM) †	14.0%	15.6%

† Trailing 12 months sales have been adjusted for the pro forma effect of acquired branches

NYSE:BLD	May 7, 2024	topbuild.com

TopBuild Corp.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended March 31,
	2024	2023
Cash Flows Provided by (Used in) Operating Activities:
Net income	$152,381	$135,870
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	34,257	32,100
Share-based compensation	5,127	3,135
(Gain)/loss on sale of assets	(561)	185
Amortization of debt issuance costs	720	720
Provision for bad debt expense	4,464	1,338
Provision for inventory obsolescence	2,902	1,642
Deferred income taxes, net	(240)	563
Change in certain assets and liabilities:
Receivables, net	(28,486)	(10,847)
Inventories	(12,056)	20,096
Prepaid expenses and other current assets	7,541	11,579
Accounts payable	(2,659)	(25,480)
Accrued liabilities	16,170	(3,339)
Other, net	(783)	2,239
Net cash provided by operating activities	178,777	169,801

Cash Flows Provided by (Used in) Investing Activities:
Purchases of property and equipment	(19,881)	(15,580)
Acquisition of businesses, net of cash acquired	(22,240)	(45,845)
Proceeds from sale of assets	1,608	455
Net cash used in investing activities	(40,513)	(60,970)

Cash Flows Provided by (Used in) Financing Activities:
Repayment of long-term debt	(12,059)	(9,743)
Taxes withheld and paid on employees' equity awards	(6,059)	(6,350)
Exercise of stock options	1,020	1,029
Net cash used in financing activities	(17,098)	(15,064)
Impact of exchange rate changes on cash	(922)	(58)
Net increase in cash and cash equivalents	120,244	93,709
Cash and cash equivalents - Beginning of period	848,565	240,069
Cash and cash equivalents - End of period	$968,809	$333,778

Supplemental disclosure of noncash activities:
Leased assets obtained in exchange for new operating lease liabilities	$13,737	$18,271
Accruals for property and equipment	307	835

NYSE:BLD	May 7, 2024	topbuild.com

TopBuild Corp.

Segment Data (Unaudited)

(dollars in thousands)

	Three Months Ended March 31,
	2024	2023	Change
Installation
Sales	$798,743	$767,090	4.1%

Operating profit, as reported	$156,757	$146,897
Operating margin, as reported	19.6%	19.1%

Acquisition related costs	45	263
Operating profit, as adjusted	$156,802	$147,160
Operating margin, as adjusted	19.6%	19.2%

Share-based compensation	330	379
Depreciation and amortization	18,267	16,493
EBITDA, as adjusted	$175,399	$164,032	6.9%
EBITDA margin, as adjusted	22.0%	21.4%

Specialty Distribution
Sales	$545,794	$558,375	(2.3)%

Operating profit, as reported	$77,579	$73,333
Operating margin, as reported	14.2%	13.1%

Rationalization charges	(750)	−
Acquisition related costs	−	340
Operating profit, as adjusted	$76,829	$73,673
Operating margin, as adjusted	14.1%	13.2%

Share-based compensation	433	238
Depreciation and amortization	14,836	14,572
EBITDA, as adjusted	$92,098	$88,483	4.1%
EBITDA margin, as adjusted	16.9%	15.8%

NYSE:BLD	May 7, 2024	topbuild.com

TopBuild Corp.

Adjusted EBITDA (Unaudited)

(dollars in thousands)

	Three Months Ended March 31,
	2024	2023	Change
Total net sales
Sales before eliminations	$1,344,537	$1,325,465
Intercompany eliminations	(65,820)	(60,227)
Net sales after eliminations	$1,278,717	$1,265,238	1.1%

Operating profit, as reported - segments	$234,336	$220,230
General corporate expense, net	(9,067)	(10,828)
Intercompany eliminations	(10,761)	(9,971)
Operating profit, as reported	$214,508	$199,431
Operating margin, as reported	16.8%	15.8%

Rationalization charges	(750)	-
Acquisition related costs †	676	3,658
Operating profit, as adjusted	$214,434	$203,089
Operating margin, as adjusted	16.8%	16.1%

Share-based compensation	5,127	3,135
Depreciation and amortization	34,257	32,100
EBITDA, as adjusted	$253,818	$238,324	6.5%
EBITDA margin, as adjusted	19.8%	18.8%

Sales change period over period	13,479
EBITDA, as adjusted, change period over period	15,494
Incremental EBITDA, as adjusted, as a percentage of change in sales	114.9%

† Acquisition related costs include corporate level adjustments as well as segment operating adjustments.

NYSE:BLD	May 7, 2024	topbuild.com

TopBuild Corp.

Same Branch and Acquisition Metrics (Unaudited)

(dollars in thousands)

	Three Months Ended March 31,
	2024	2023
Net sales
Same branch:
Installation	$771,942	$760,652
Specialty Distribution	543,445	558,375
Eliminations	(65,820)	(60,227)
Total same branch	$1,249,567	$1,258,800

Acquisitions (a):
Installation	$26,801	$-
Specialty Distribution	2,349	-
Total acquisitions	$29,150	$-

Dispositions (b):
Installation	$-	$6,438
Total dispositions	-	6,438
Total net sales	$1,278,717	$1,265,238

EBITDA, as adjusted
Same branch	$250,105	$237,190
Acquisitions (a)	3,713	-
Dispositions (b)	-	1,134
Total	$253,818	$238,324

EBITDA, as adjusted, as a percentage of sales
Same branch (c)	20.0%
Acquisitions (d)	12.7%
Total (e)	19.8%	18.8%

As Adjusted Incremental EBITDA, as a percentage of change in sales
Same branch (f)	NM
Acquisitions (d)	12.7%
Total (g)	114.9%

(a) Represents current year impact of acquisitions in their first twelve months

(b) Represents operating results in prior period previously classified as same branch

(c) Same branch metric, as adjusted, as a percentage of same branch sales

(d) Acquired metric, as adjusted, as a percentage of acquired sales

(e) Total EBITDA, as adjusted, as a percentage of total sales

(f) Change in same branch EBITDA, as adjusted, as a percentage of change in same branch sales

(g) Change in total EBITDA, as adjusted, as a percentage of change in total sales

NM Not Meaningful

NYSE:BLD	May 7, 2024	topbuild.com

TopBuild Corp.

Non-GAAP Reconciliations (Unaudited)

(in thousands, except share and per common share amounts)

	Three Months Ended March 31,
	2024	2023
Gross Profit Reconciliation

Net sales	$1,278,717	$1,265,238

Gross profit, as reported	$387,150	$370,215

Acquisition related costs	-	-
Gross profit, as adjusted	$387,150	$370,215

Gross margin, as reported	30.3%	29.3%
Gross margin, as adjusted	30.3%	29.3%

Selling, General and Administrative Expense Reconciliation

Selling, general, and administrative expense, as reported	$172,642	$170,784

Rationalization charges	(750)	-
Acquisition related costs	676	3,658
Selling, general, and administrative expense, as adjusted	$172,716	$167,126

Operating Profit Reconciliation

Operating profit, as reported	$214,508	$199,431

Rationalization charges	(750)	-
Acquisition related costs	676	3,658
Operating profit, as adjusted	$214,434	$203,089

Operating margin, as reported	16.8%	15.8%
Operating margin, as adjusted	16.8%	16.1%

Income Per Common Share Reconciliation

Income before income taxes, as reported	$206,995	$183,315

Rationalization charges	(750)	-
Acquisition related costs	676	3,658
Income before income taxes, as adjusted	206,921	186,973

Tax rate at 26.0%	(53,799)	(48,613)
Income, as adjusted	$153,122	$138,360

Income per common share, as adjusted	$4.81	$4.36

Weighted average diluted common shares outstanding	31,843,818	31,713,239

NYSE:BLD	May 7, 2024	topbuild.com

TopBuild Corp.

Reconciliation of Adjusted EBITDA to Net Income (Unaudited)

(in thousands)

	Three Months Ended March 31,
	2024	2023
Net income, as reported	$152,381	$135,870
Adjustments to arrive at EBITDA, as adjusted:
Interest expense and other, net	7,513	16,116
Income tax expense	54,614	47,445
Depreciation and amortization	34,257	32,100
Share-based compensation	5,127	3,135
Rationalization charges	(750)	-
Acquisition related costs	676	3,658
EBITDA, as adjusted	$253,818	$238,324

NYSE:BLD	May 7, 2024	topbuild.com

TopBuild Corp.

Acquisition Adjusted Net Sales (Unaudited)

(in thousands)

	2023			2024	Trailing Twelve Months Ended
	Q2	Q3	Q4	Q1	March 31, 2024
Net Sales	$1,317,262	$1,326,120	$1,286,074	$1,278,717	$5,208,173
Acquisitions proforma adjustment †	35,527	13,815	9,525	5,691	64,558
Net sales, acquisition adjusted	$1,352,789	$1,339,935	$1,295,599	$1,284,408	$5,272,731

† Trailing 12 months sales have been adjusted for the pro forma effect of acquired branches

NYSE:BLD	May 7, 2024	topbuild.com

TopBuild Corp.

2024 Estimated Adjusted EBITDA Range (Unaudited)
(in millions)

	Twelve Months Ending December 31, 2024
	Low	High
Estimated net income, as reported	$611.0	$689.0
Adjustments to arrive at estimated EBITDA, as adjusted:
Interest expense and other, net	47.0	43.0
Income tax expense	216.0	241.0
Depreciation and amortization	143.0	139.0
Share-based compensation	19.0	17.0
Acquisition related costs	29.0	26.0
Estimated EBITDA, as adjusted	$1,065.0	$1,155.0

NYSE:BLD	May 7, 2024	topbuild.com